UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2017

ModusLink Global Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2017, ModusLink Global Solutions, Inc. (the “Company”) and Steel Services Ltd. (“Steel Services”) each delivered a third amendment, effective as of September 1, 2017 (the “Amendment”), to the Management Services Agreement, dated as of January 1, 2015 (the “Agreement”), between the Company and SP Corporate Services LLC (“SP Corporate”). Steel Services (fka SPH Services, Inc.) assumed the rights and responsibilities of SP Corporate under the Agreement in March 2016.

The Amendment reduces the fixed monthly fee paid by the Company to Steel Services under the Agreement from $175,000 per month to $95,641 per month.

Steel Services, a related party, is an affiliate of SPH Group Holdings LLC and an indirect wholly owned subsidiary of Steel Partners Holdings L.P. (“Steel Holdings”). Warren G. Lichtenstein and Glen M. Kassan, members of the Company’s Board of Directors, are affiliated with Steel Holdings.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2017, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company adopted the FY 2018 Management Incentive Plan (the “MIP”). The MIP is designed to motivate appropriate behaviors that support short-term and long-term growth of shareholder value by rewarding the achievement of financial, business and management goals that are essential to the success of the Company and its subsidiaries. The MIP relates to the Company’s fiscal year ending July 31, 2018 (the “Plan Year”). The MIP covers certain executive officers, executive leadership team members and key managers of the Company and its subsidiaries (the “Participants”), as determined by the Company’s Chief Executive Officer.  Participants in the MIP who are named executive officers of the Company are James Henderson, the Company’s President and Chief Executive Officer and Louis J. Belardi, the Company’s Chief Financial Officer, Executive Vice President and Secretary. Target bonus percentages and award values for awards under the MIP (“Awards”) to these executive officers is set forth below. All Awards under the MIP will be paid in cash. Participants are employees of the Company or its subsidiaries who have been MIP eligible for six months or greater since the start of the Plan Year. In order to receive an Award under the MIP, the Participant must be an employee of the Company in good standing at the time of the Award payment.

All Awards under the MIP are subject to the achievement of a minimum Plan Year adjusted EBITDA target (the “EBITDA Target”) for the Company’s supply chain business. Once the EBITDA Target has been achieved, Awards under the MIP to Participants who are direct employees of the Company (“Corporate Participants”) and to employees of the Company’s business units (the “Business Unit Participants”), will be determined based on the achievement of certain performance targets. For Corporate Participants, provided the EBITDA Target is achieved or exceeded, Awards are determined based on the following performance target components: (a) 50% of the Award will be based on achievement of the EBITDA Target, (b) 35% of the Award will be based on year-over-year revenue growth as defined (c) 15% of the Award will be based on the Participant’s implementation of defined objectives in support of the Company’s strategic plan. For Business Unit Participants, provided the EBITDA Target is achieved or exceeded, Awards are determined based on the following performance target components: (a) 25% of the Award will be based on the achievement of the EBITDA Target (b) 35% of the Award will be based on the business unit’s Operating Income as defined (c) 25% of the Award will be based on the Participant’s implementation of their defined objectives in support of the Company’s strategic plan, and (d) 15% of the Award will be based on the business unit’s cash conversion cycle as defined. Awards are subject to meeting minimum or greater performance results, audited financial results and the approval of the Chief Executive Officer. The Compensation Committee is responsible for approving awards to the Chief Executive Officer and his direct management reports.

The Compensation Committee approved Award targets under the MIP as a percentage of base salary. Under the MIP, the Award target for Mr. Henderson is 100% of base salary and the Award target for Mr. Belardi is 60% of base salary. Based on the achievement of the objectives set forth in the MIP, the percentage of base salary that may be earned by Participants ranges from 3.75% to 200% of base salary. No Awards will be made under the MIP if the EBITDA Target is not achieved.

Awards under the MIP, if any, will be determined within 10 days following the release of the Company’s earnings for the Plan Year and paid within 15 days of such determination.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Management Services Agreement, effective as of September 1, 2017, by and between Steel Services Ltd. and ModusLink Global Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2017	ModusLink Global Solutions, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer

 Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Management Services Agreement, effective as of September 1, 2017, by and between Steel Services Ltd. and ModusLink Global Solutions, Inc.